EXHIBIT 23.2

TAUBER & BALSER, P.C.

Certified Public Accountants

3340 Peachtree Road, N.E.

Suite 250

Atlanta, GA 30326

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this registration statement of Next, Inc. and Subsidiaries on Form SB-2/A, to be filed on or about October 23, 2003, of our report dated February 12, 2003 appearing in the Company’s 10-KSB/A filed on or about September 9, 2003.

/s/    TAUBER & BALSER, P.C.

Tauber & Balser, P.C.

Atlanta, Georgia

October 22, 2003